CALECO PHARMA CORP.

February 10, 2010

Natac Biotech S.L.
Calle Ana de Austria
7 Ptl 2 – 2D
Boadilla del Monte (Madrid), Spain

Attention: Antonio Delgado Romero

Dear Sirs:

Re:	Lab Facilities and Services Agreement

Caleco Pharma Corp. (the “Company”) and Natac Biotech S.L. (“Natac”) are in the process of negotiating a lab facilities and services agreement whereby Natac will provide the Company with access to a laboratory facility and certain laboratory services (the “Proposed Agreement”).

1.         Exclusivity

1.1       Natac agrees that, during a 60 day period from execution of this letter agreement, it will not seek or solicit, or engage anyone to seek or solicit, or negotiate with other suitors to enter into a lab facilities and services agreement (the “Exclusive Period”).

2.          Consideration

2.1       In consideration of the Exclusive Period, the Company has agreed to:

(a)	pay 20,000 Euros on execution of this letter agreement (the “Payment”); and

(b)	issue to Natac a non-interest bearing promissory note in the amount of 130,000 Euros (the “Promissory Note”), payable within thirty days of this letter agreement.

2.2       If Natac and Caleco enter into the Proposed Agreement, Natac shall apply the Payment and any payments under the Promissory Note to the amounts to be paid under the Proposed Agreement.

2.3       In the event that Natac and Caleco are unable to enter into the Proposed Agreement within sixty days of this letter agreement, Natac will retain the Payment and any payments made under the Promissory Note, as a compensation for the assessment and consulting during the negotiation period.

3.          Executed in Counterparts

3.1        This letter agreement may be executed in one or more counterparts, each of which so executed shall constitute an original and all of which together shall constitute one and the same letter agreement.

Please sign where indicated below to indicate your concurrence with our understanding.

Yours truly,

CALECO PHARMA CORP.

Per:/s/ John Boschert_____________
      John Boschert
      President

Agreed and accepted as of the 10th day of February, 2010.

NATAC BIOTECH S.L.

Per:/s/ Antonio Delgado Romero____
      Antonio Delgado Romero
      President